Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Announces Strategic Financing Agreements with NRG Energy

•	Company sells 14.6 million shares of common stock to NRG at $2.39 per share for proceeds of $35 million

•	Company enters into $40 million revolving construction / term financing facility with NRG for project development

•	Financing commitments support and reinforce existing strategic relationship with NRG

DANBURY, CT – July 31, 2014 — FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in the design, manufacture, operation and service of ultra-clean, efficient and reliable fuel cell power plants, announced a broadening and deepening of the existing relationship with NRG Energy (NYSE: NRG) including a $35.0 million investment in FuelCell Energy common stock by NRG Energy and the establishment of a new $40.0 million revolving construction and term loan facility by NRG Energy for FuelCell Energy to use for project development. NRG Energy now owns approximately 17.0 million shares of the Company’s common stock, or 6.0 percent, including 2.4 million shares owned prior to this transaction.

“We believe that clean distributed power generation from fuel cells will be one of the key technologies that drive our country toward a cleaner energy future,” said Mauricio Gutierrez, Chief Operating Officer, NRG Energy, Inc. “We want to actively participate in the construction of FuelCell Energy power plants in order to promote choice and meet the specific needs of our existing and future customers.”

“The continuing support of NRG Energy is further validation of our power generation solutions and our business model,” said Chip Bottone, Chief Executive Officer, FuelCell Energy, Inc. “We are working closely with the NRG team and have developed a strong pipeline of megawatt-class combined heat and power projects. These agreements strengthen the Company’s liquidity position and are expected to accelerate deployment of multi-megawatt fuel cell projects in the U.S.”

FuelCell Energy sold 14,644,352 shares of its common stock to NRG Energy in a private placement at a price of $2.39 per share, the closing market price for the stock on July 29, 2014, for total proceeds to the Company of $35.0 million. The transaction closed on July 30, 2014. FuelCell Energy intends to use the net proceeds from the offering for project development, project finance, working capital support and general corporate purposes. The terms of the equity transaction include a warrant giving NRG the right to purchase an additional 2.0 million shares of common stock at a price $3.35 per share. The warrant has a term of three years.

In addition to the common stock investment, NRG Energy has extended a $40 million revolving construction and term financing facility for the purpose of accelerating project development by FuelCell Energy and its subsidiaries. The Company’s project finance subsidiaries may draw on the facility to finance the construction of projects through the commercial operating date (COD) of the power plants. The Company has the option to continue the financing term for each project after COD for a maximum term of five years per project. The interest rate is 8.5 percent per annum for construction-period financing and 8.0 percent thereafter.

“A key advantage of this new credit facility is that it enables FuelCell Energy to undertake project development and then sell the fully operational power plants to long term project investors,” said Michael Bishop, Chief Financial Officer, FuelCell Energy, Inc. “This facility should help us accelerate the pace of adoption and also improve our margins as the access to credit will allow us to execute more quickly, thereby minimizing construction-period financing and allowing us to optimize the ownership and financing of projects once they are completed.”

Draws under the credit facility are subject to traditional project finance conditions precedent, including the existence of a power purchase agreement (PPA) with the end-user of the power and customary project documentation, economic performance and compliance with applicable laws and regulations. Projects must be located in the United States or pre-designated neighboring countries including Canada and some Caribbean nations. FuelCell Energy is expected to construct the projects and operate and maintain them for the term of the corresponding PPAs pursuant to arms’-length agreements with the project companies, whether or not the project companies continue to be subsidiaries of FuelCell Energy.

FuelCell Energy’s stationary fuel cell power plants efficiently and cleanly provide electricity and usable high quality heat near the point of use through an electrochemical process. The power plants are fuel flexible, capable of operating on clean natural gas, on-site renewable biogas, or directed biogas. The combination of near-zero pollutants, modest land-use needs and quiet operating nature facilitates locating the Company’s power plants in urban locations.

About NRG

NRG is leading a customer-driven change in the U.S. energy industry by delivering cleaner and smarter energy choices, while building on the strength of the nation’s largest and most diverse competitive power portfolio. A Fortune 250 company, NRG creates value through reliable and efficient conventional generation while driving innovation in solar and renewable power, electric vehicle ecosystems, carbon capture technology and customer-centric energy solutions. NRG retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrg.com.

About FuelCell Energy

Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide. With more than 300 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world. The Company’s power plants have generated more than 2.6 billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas. For more information, please visit www.fuelcellenergy.com

See us on YouTube

Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

FuelCell Energy, Inc.

Kurt Goddard, Vice President Investor Relations

203-830-7494

ir@fce.com

NRG Energy, Inc.

Karen Cleeve, Corporate Communications       Chad Plotkin, Investor Relations

609-524-4608                                                      609-524-4526

# # # #